UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information.

On March 3, 2025, ADT Inc. (the “Company”) and certain entities managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the offer and sale by the Selling Stockholders (the “Offering”) of 70,000,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), and, at the option of the Underwriters, up to an additional 10,500,000 shares of Common Stock. The Offering and the Share Repurchase (as defined below) closed on March 4, 2025.

The Company purchased 20,000,000 shares of Common Stock from the Underwriters as part of the Offering (the “Share Repurchase”). The Share Repurchase was made under the $500 million share repurchase plan announced by the Company’s board of directors on February 27, 2025. The Underwriters will not receive any underwriting fees for the shares repurchased by the Company.

All the shares in the Offering were sold by the Selling Stockholders. The Company did not receive any of the proceeds from the sale of shares by the Selling Stockholders in the Offering.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-277698) filed with the Securities and Exchange Commission on March 6, 2024 (the “Registration Statement”), a prospectus, dated March 6, 2024 included as part of the Registration Statement and a preliminary prospectus supplement, dated March 3, 2025 and filed with the Securities and Exchange Commission on March 3, 2025. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholders, conditions to closing, indemnification rights and obligations of the parties and termination rights. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

1.1	Underwriting Agreement, dated as of March 3, 2025, among ADT Inc., certain stockholders named therein and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives to the several Underwriters named therein.

104	Cover page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2025	ADT Inc.

	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	President, Corporate Development and Transformation, and Chief Financial Officer